Exhibit 99.1

Xylem Inc.
1 International Drive, Rye Brook N.Y. 10573
Tel +1.914.323.5700 Fax +1.914.323.5752

Contacts:	Media	Investors
	Houston Spencer +1 (914) 323-5723	Matt Latino +1 (914) 323-5821
	Houston.Spencer@xyleminc.com	Matthew.Latino@xyleminc.com

Xylem reports fourth quarter and full-year 2020 earnings

•Operational performance exceeds expectations on top and bottom line; quarter sequential gains across all segments and end markets
•Fourth quarter and full-year revenue of $1.37 billion and $4.88 billion, respectively
•Fourth quarter 2020 reported net income of $148 million or $0.82 per share; adjusted net income of $145 million or $0.81 per share
•Full-year 2020 reported net income of $254 million or $1.40 per share; adjusted full-year net income of $374 million or $2.06 per share
•Strong full-year cash performance of 324% operating cash flow conversion and 181% free cash flow conversion
•Announces 8% increase in cash dividend, representing the Company’s 10th consecutive annual dividend increase
•Provides 2021 organic revenue growth guidance range of 3% to 5% and adjusted earnings per share range of $2.35 to $2.60

RYE BROOK, N.Y., February 4, 2021 – Xylem Inc. (NYSE: XYL), a leading global water technology company dedicated to solving the world’s most challenging water issues, today reported fourth quarter revenue of $1.37 billion, and full-year 2020 revenue of $4.88 billion, exceeding expectations on strengthening end-market performance, despite COVID-19 related impacts.

Fourth quarter reported operating margin was 13.0 percent, and adjusted operating margin was 13.8 percent, each declining 120 basis points year-over-year. Adjusted earnings before interest, tax, depreciation and amortization (EBITDA) margin declined 170 basis points to 18.8 percent. COVID-related impacts and inflation drove the margin decline, exceeding productivity improvements and cost savings. Xylem generated net income of $148 million, or $0.82 per share, and adjusted net income of $145 million, or $0.81 per share, which excludes the impact of restructuring, realignment and special charges.

For the full year, Xylem delivered reported operating margin of 7.5 percent, down 180 basis points versus the prior year, and adjusted operating margin of 10.8 percent, down 310 basis points for the same period. Adjusted EBITDA margin was 16.3 percent, down 320 basis points year-over-year. The margin declines for the full year were driven by the same factors as in the fourth quarter. Full-year reported net income was $254 million, or $1.40 per share, with a reported operating margin of 7.5 percent. Adjusted net income, which excludes the impact of restructuring, realignment and special charges, was $374 million, or $2.06 per share. The

Company generated $824 million of operating cash flow, representing a 324 percent conversion, and $641 million of free cash flow, representing a 181 percent conversion.
“Our team again delivered solid operational performance, exceeding expectations across all major indicators, including revenue, margin, and EPS,” said Patrick Decker, president and CEO of Xylem. “We drove better-than-anticipated top-line improvements in all segments, taking full advantage of stabilizing demand, demonstrated by sequential gains globally, and with particularly strong performance in Europe and China. Our improved bottom-line performance reflects effective cost containment and supply chain execution through the pandemic, and over-delivery on our free cash flow conversion commitments on the back of disciplined working capital management.”

“That performance gives us positive momentum entering 2021,” Decker continued, “as our end markets showed encouraging signs of recovery in the fourth quarter, with healthy orders trends and significant backlog growth. We also delivered strong performance with our industry-leading digital portfolio, as the pandemic continues to accelerate customer adoption of digital technologies across the water sector. This clearly positions Xylem well in both the near and long term.”

Xylem announced that its Board of Directors declared a dividend in the amount of $0.28 per share, an increase of 8 percent. The dividend is payable on March 18, 2021, to shareholders of record as of February 18, 2021.

Full-year 2021 Outlook

Xylem forecasts full-year 2021 revenue in the range of $5.16 to $5.26 billion, up 6 to 8 percent on a reported basis and up 3 to 5 percent on an organic basis.

Full-year 2021 adjusted EBITDA margin is expected to be in the range of 16.7 to 17.7 percent and adjusted operating margin is expected to be in the range of 11.5 to 12.5 percent. This results in adjusted earnings per share of $2.35 to $2.60, which represents an increase of 14 to 26 percent from Xylem’s 2020 adjusted results. The Company’s adjusted earnings outlook excludes projected restructuring and realignment costs of approximately $50 to $60 million for the year. Further 2021 planning assumptions are included in Xylem’s fourth quarter 2020 earnings materials posted at www.xylem.com/investors. Excluding revenue, Xylem provides guidance only on a non-GAAP basis due to the inherent difficulty in forecasting certain amounts that would be included in GAAP earnings, such as discrete tax items, without unreasonable effort.

Fourth Quarter Segment Results

Water Infrastructure

Xylem’s Water Infrastructure segment consists of its portfolio of businesses serving clean water delivery, wastewater transport and treatment, and dewatering.

•Fourth quarter 2020 revenue was $616 million, flat organically compared with fourth quarter 2019. This result, achieved despite difficult market conditions, was driven by modest growth in the wastewater utility end market in Europe, Asia and Canada offset by softness in the U.S. industrial market.
•Fourth quarter reported operating income for the segment was $117 million. Adjusted operating income for the segment, which excludes $7 million of restructuring and realignment, was $124 million, a less than one percent decrease versus the comparable period last year. Reported operating margin for the segment was 19.0 percent, down 70 basis points versus the prior year, and adjusted operating margin was 20.1 percent, down 60 basis points versus prior year. Adjusted EBITDA margin was 22.2 percent, down 70 basis points from the prior year. Productivity benefits, cost control and modest price realization were more than offset by inflation, increased reserves, and unfavorable volume and mix impacts.

Applied Water

Xylem’s Applied Water segment consists of its portfolio of businesses in residential and commercial building services, and industrial applications.

•Fourth quarter 2020 Applied Water revenue was $395 million, a one percent decline organically year-over-year. Volume weakness in industrial end markets continued in the quarter, with particular softness in the U.S. and Middle East, partly offset by robust growth in the residential market in the U.S. and China.
•Fourth quarter reported operating income for the segment was $61 million and adjusted operating income, which excludes $1 million of restructuring and realignment costs, was $62 million, a 5 percent decrease versus the comparable period last year. The segment reported operating margin was 15.4 percent, down 40 basis points versus the prior year period. Adjusted operating margin declined 90 basis points to 15.7 percent. Adjusted EBITDA margin was 17.2 percent, down 170 basis points from the prior year. Productivity benefits, favorable mix and modest price realization were more than offset by inflation and lower volumes.

Measurement & Control Solutions

Xylem’s Measurement & Control Solutions segment consists of its portfolio of businesses in smart metering, network technologies, advanced infrastructure analytics and analytic instrumentation.

•Fourth quarter 2020 Measurement & Control Solutions revenue was $362 million, down 5 percent organically versus the prior year, lapping large project deployments in the U.S. and Middle East. Strong sequential improvement reflects healthy demand in the test business and Advanced Infrastructure Analytics, both of which were up high single digits.
•Fourth quarter reported operating income for the segment was $14 million, and adjusted operating income, which excludes $2 million of restructuring and realignment costs, was $16 million, a 45 percent decrease versus the comparable period last year. The Measurement & Control Solutions segment reported operating margin was 3.9 percent, down 330 basis points versus the prior year period. Adjusted operating margin of 4.4 percent also decreased 330 basis points over the prior year period. Adjusted EBITDA margin was 14.6 percent, down 350 basis points from the prior year. Strong productivity results and cost savings programs partly offset lower volume, inflation and unfavorable mix.

Supplemental information on Xylem’s fourth quarter 2020 earnings and reconciliations for certain non-GAAP items is posted at www.xylem.com/investors.

###

About Xylem

Xylem (XYL) is a leading global water technology company committed to solving critical water and infrastructure challenges with innovation. Our more than 16,000 diverse employees delivered revenue of $4.88 billion in 2020. We are creating a more sustainable world by enabling our customers to optimize water and resource management, and helping communities in more than 150 countries become water-secure. Join us at www.xylem.com.

Forward-Looking Statements

This press release contains “forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Generally, the words “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” "contemplate," "predict," “project,” “forecast,” “likely,” “believe,” “target,” “will,” “could,” “would,” “should,” "potential," "may" and similar expressions or their negative, may, but are not necessary to, identify forward-looking statements. By their nature, forward-looking statements address uncertain matters and include any statements that: are not historical, such as statements about our strategy, financial plans, outlook, objectives, plans, intentions or goals; or address possible or future results of operations or financial performance, including statements relating to orders, revenues, operating margins and earnings per share growth.
Although we believe that the expectations reflected in any of our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties, many of which are beyond our control. Additionally, many of these risks and uncertainties are, and may continue to be, amplified by the coronavirus (“COVID-19”) pandemic. Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in or implied by our forward-looking statements include, among others, the following: overall industry and economic conditions, including industrial, governmental and private sector spending and the strength of the residential and commercial real estate markets; geopolitical, regulatory, economic and other risks associated with international operations; continued uncertainty around the COVID-19 pandemic’s magnitude, duration and impacts on our business, operations, growth, and financial condition, as well as uncertainty around approved vaccines and the pace of recovery when the pandemic subsides; actual or potential other epidemics, pandemics or global health crises; manufacturing and operating cost increases due to inflation, prevailing price changes, tariffs and other factors; fluctuations in foreign currency exchange rates; disruption, competition and pricing pressures in the markets we serve; cybersecurity incidents or other disruptions of information technology systems on which we rely, or involving our products; disruptions in operations at our facilities or that of third parties upon which we rely; availability of products, parts and raw materials from our supply chain; availability, regulation and interference with radio spectrum used by some of our products; our ability to retain and attract senior management and other key talent; uncertainty related to restructuring and realignment actions and related charges and savings; our ability to continue strategic investments for growth; our ability to successfully identify, execute and integrate acquisitions; difficulty predicting our financial results, including uncertainties due to the nature of our short- and long-cycle businesses; volatility in our results due to weather conditions; risks relating to products, including defects, security, warranty and liability claims, and recalls; our ability to borrow or refinance our existing indebtedness and the availability of liquidity sufficient to meet our needs; risk of future impairments to goodwill and other intangible assets; failure to comply with laws or regulations, including those pertaining to anti-corruption, data privacy and security, export and import, competition, and the environment; changes in our effective tax rates or tax expenses; legal, governmental or regulatory claims, investigations or proceedings and associated contingent liabilities; and other factors set forth in “Part I Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, “Item 1A. Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 and in subsequent filings we may make with the Securities and Exchange Commission. All forward-looking statements made herein are based on information currently available to us as of the date of this press release. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

XYLEM INC. AND SUBSIDIARIES
CONSOLIDATED INCOME STATEMENTS (Unaudited)
(in millions, except per share data)

Year Ended December 31,	2020	2019	2018
Revenue	$4,876	$5,249	$5,207
Cost of revenue	3,046	3,203	3,181
Gross profit	1,830	2,046	2,026
Selling, general and administrative expenses	1,143	1,158	1,161
Research and development expenses	187	191	189
Restructuring and asset impairment charges	75	63	22
Goodwill impairment charge	58	148	—
Operating income	367	486	654
Interest expense	77	67	82
Other non-operating (expense) income, net	(5)	(4)	13
Gain on sale of businesses	—	1	—
Income before taxes	285	416	585
Income tax expense	31	15	36
Net income	254	401	549
Earnings per share:
Basic	$1.41	$2.23	$3.05
Diluted	$1.40	$2.21	$3.03
Weighted average number of shares:
Basic	180.1	180.0	179.8
Diluted	181.1	181.2	181.1

XYLEM INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (Unaudited)
(in millions, except per share amounts)

December 31,	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$1,875	$724
Receivables, less allowances for discounts, returns and credit losses of $46 and $35 in 2020 and 2019, respectively	923	1,036
Inventories	558	539
Prepaid and other current assets	167	151
Total current assets	3,523	2,450
Property, plant and equipment, net	657	658
Goodwill	2,854	2,839
Other intangible assets, net	1,093	1,174
Other non-current assets	623	589
Total assets	$8,750	$7,710
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$569	$597
Accrued and other current liabilities	787	628
Short-term borrowings and current maturities of long-term debt	600	276
Total current liabilities	1,956	1,501
Long-term debt, net	2,484	2,040
Accrued post-retirement benefits	519	445
Deferred income tax liabilities	242	310
Other non-current accrued liabilities	573	447
Total liabilities	5,774	4,743
Stockholders’ equity:
Common stock — par value $0.01 per share:
Authorized 750.0 shares, issued 194.9 and 193.9 shares in 2020 and 2019, respectively	2	2
Capital in excess of par value	2,037	1,991
Retained earnings	1,930	1,866
Treasury stock – at cost 14.5 shares and 13.7 shares in 2020 and 2019, respectively	(588)	(527)
Accumulated other comprehensive loss	(413)	(375)
Total stockholders’ equity	2,968	2,957
Non-controlling interest	8	10
Total equity	2,976	2,967
Total liabilities and stockholders’ equity	$8,750	$7,710

XYLEM INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(in millions)

Year Ended December 31,	2020	2019	2018
Operating Activities
Net income	$254	$401	$549
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	117	117	117
Amortization	134	140	144
Deferred income taxes	(31)	(77)	(47)
Share-based compensation	26	29	30
Restructuring and asset impairment charges	75	63	22
Goodwill impairment charge	58	148	—
Gain from sale of businesses	—	(1)	—
Other, net	46	9	9
Payments for restructuring	(36)	(30)	(21)
Contributions to post-retirement benefit plans	(27)	(19)	(41)
Changes in assets and liabilities (net of acquisitions):
Changes in receivables	109	(23)	(103)
Changes in inventories	(5)	47	(97)
Changes in accounts payable	(39)	29	51
Changes in accrued liabilities	101	15	(6)
Changes in accrued taxes	20	(13)	—
Net changes in other assets and liabilities	22	4	(21)
Net Cash — Operating activities	824	839	586
Investing Activities
Capital expenditures	(183)	(226)	(237)
Acquisitions of businesses and assets, net of cash acquired	—	(18)	(433)
Proceeds from sale of businesses	—	—	22
Cash received from investments	200	11	11
Cash paid for investments	(200)	(7)	(11)
Cash received from cross-currency swaps	12	9	—
Other, net	2	—	5
Net Cash — Investing activities	(169)	(231)	(643)
Financing Activities
Short-term debt issued, net	359	281	335
Short-term debt repaid, net	(640)	(254)	(52)
Long-term debt issued, net	985	—	1
Long-term debt repaid, net	—	—	(120)
Repurchase of common stock	(61)	(40)	(59)
Proceeds from exercise of employee stock options	20	13	7
Dividends paid	(188)	(174)	(152)
Other, net	(2)	(3)	—
Net Cash — Financing activities	473	(177)	(40)
Effect of exchange rate changes on cash	23	(3)	(21)
Net change in cash and cash equivalents	1,151	428	(118)
Cash and cash equivalents at beginning of year	724	296	414
Cash and cash equivalents at end of year	$1,875	$724	$296
Supplemental disclosure of cash flow information:
Cash paid during the year for:
Interest	$77	$77	$78
Income taxes (net of refunds received)	$41	$107	$75

Xylem Inc. Non-GAAP Measures
Management reviews key performance indicators including revenue, gross margins, segment operating income and margins, orders growth, working capital and backlog, among others. In addition, we consider certain non-GAAP (or “adjusted”) measures to be useful to management and investors evaluating our operating performance for the periods presented, and to provide a tool for evaluating our ongoing operations, liquidity and management of assets. This information can assist investors in assessing our financial performance and measures our ability to generate capital for deployment among competing strategic alternatives and initiatives, including but not limited to, dividends, acquisitions, share repurchases and debt repayment. Excluding revenue, Xylem provides guidance only on a non-GAAP basis due to the inherent difficulty in forecasting certain amounts that would be included in GAAP earnings, such as discrete tax items, without unreasonable effort. These adjusted metrics are consistent with how management views our business and are used to make financial, operating and planning decisions. These metrics, however, are not measures of financial performance under GAAP and should not be considered a substitute for revenue, operating income, net income, earnings per share (basic and diluted) or net cash from operating activities as determined in accordance with GAAP. We consider the following items to represent the non-GAAP measures we consider to be key performance indicators, as well as the related reconciling items to the most directly comparable measure calculated and presented in accordance with GAAP. The non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

“Organic revenue” and “Organic orders” defined as revenue and orders, respectively, excluding the impact of fluctuations in foreign currency translation and contributions from acquisitions and divestitures. Divestitures include sales or discontinuance of insignificant portions of our business that did not meet the criteria for classification as a discontinued operation. The period-over-period change resulting from foreign currency translation impacts is determined by translating current period and prior period activity using the same currency conversion rate.
“Constant currency” defined as financial results adjusted for foreign currency translation impacts by translating current period and prior period activity using the same currency conversion rate. This approach is used for countries whose functional currency is not the U.S. dollar.
“EBITDA” defined as earnings before interest, taxes, depreciation and amortization expense. “Adjusted EBITDA” and “Adjusted Segment EBITDA” reflects the adjustments to EBITDA and segment EBITDA, respectively, to exclude share-based compensation charges, restructuring and realignment costs, gain or loss from sale of businesses and special charges.
“Adjusted EBITDA Margin” and “Adjusted Segment EBITDA margin” defined as adjusted EBITDA and adjusted segment EBITDA divided by total revenue and segment revenue, respectively.
“Adjusted Operating Income”, “Adjusted Segment Operating Income”, “Adjusted Net Income” and “Adjusted EPS” defined as operating income, segment operating income, net income and earnings per share, adjusted to exclude restructuring and realignment costs, gain or loss from sale of businesses, special charges and tax-related special items, as applicable.
“Adjusted Operating Margin” and “Adjusted Segment Operating Margin” defined as adjusted operating income and adjusted segment operating income divided by total revenue and segment revenue, respectively.
“Free Cash Flow” defined as net cash from operating activities, as reported in the Statement of Cash Flow, less capital expenditures, and “Free Cash Flow Conversion” defined as Free Cash Flow divided by net income, excluding the gain on sale of businesses, non-cash impairment charges and significant deferred tax items. Our definitions of “free cash flow” and “free cash flow conversion” do not consider certain non-discretionary cash payments, such as debt.
“Realignment costs” defined as costs not included in restructuring costs that are incurred as part of actions taken to reposition our business, including items such as professional fees, severance, relocation, travel, facility set-up and other costs.
“Special charges” defined as costs incurred by the Company, such as acquisition and integration related costs, non-cash impairment charges and both operating and non-operating adjustments for pension costs.
“Tax-related special items” defined as tax items, such as acquisition and integration related costs, non-cash impairment charges and both operating and non-operating adjustments for pension costs.

Xylem Inc. Non-GAAP Reconciliation
Reported vs. Organic & Constant Currency Orders
($ Millions)

	(As Reported - GAAP)				(As Adjusted - Organic)				Constant Currency
		(A)	(B)		(C)	(D)	(E)=B+C+D	(F) = E/A	(G) = (E - C) / A
	Orders	Orders	Change 2020 v. 2019	% Change 2020 v. 2019	Acquisitions/ Divestitures	FX Impact	Change Adj. 2020 v. 2019	% Change Adj. 2020 v. 2019
	2020	2019

Year Ended December 31
Xylem Inc.	5,033	5,339	(306)	-6%	4	18	(284)	-5%	-5%
Water Infrastructure	2,134	2,234	(100)	-4%	—	20	(80)	-4%	-4%
Applied Water	1,483	1,556	(73)	-5%	—	—	(73)	-5%	-5%
Measurement & Control Solutions	1,416	1,549	(133)	-9%	4	(2)	(131)	-8%	-9%

Quarter Ended December 31
Xylem Inc.	1,294	1,286	8	1%	4	(31)	(19)	-1%	-2%
Water Infrastructure	464	530	(66)	-12%	—	(18)	(84)	-16%	-16%
Applied Water	410	387	23	6%	—	(7)	16	4%	4%
Measurement & Control Solutions	420	369	51	14%	4	(6)	49	13%	12%

Quarter Ended September 30
Xylem Inc.	1,246	1,346	(100)	-7%	—	(10)	(110)	-8%	-8%
Water Infrastructure	558	586	(28)	-5%	—	(4)	(32)	-5%	-5%
Applied Water	375	376	(1)	0%	—	(3)	(4)	-1%	-1%
Measurement & Control Solutions	313	384	(71)	-18%	—	(3)	(74)	-19%	-19%

Quarter Ended June 30
Xylem Inc.	1,232	1,392	(160)	-11%	—	36	(124)	-9%	-9%
Water Infrastructure	598	586	12	2%	—	27	39	7%	7%
Applied Water	326	399	(73)	-18%	—	6	(67)	-17%	-17%
Measurement & Control Solutions	308	407	(99)	-24%	—	3	(96)	-24%	-24%

Quarter Ended March 31
Xylem Inc.	1,261	1,315	(54)	-4%	—	23	(31)	-2%	-2%
Water Infrastructure	514	532	(18)	-3%	—	15	(3)	-1%	-1%
Applied Water	372	394	(22)	-6%	—	4	(18)	-5%	-5%
Measurement & Control Solutions	375	389	(14)	-4%	—	4	(10)	-3%	-3%

Xylem Inc. Non-GAAP Reconciliation
Reported vs. Organic & Constant Currency Revenue
($ Millions)

	(As Reported - GAAP)				(As Adjusted - Organic)				Constant Currency
		(A)	(B)		(C)	(D)	(E) = B+C+D	(F) = E/A	(G) = (E - C) / A
	Revenue	Revenue	Change 2020 v. 2019	% Change 2020 v. 2019	Acquisitions/ Divestitures	FX Impact	Change Adj. 2020 v. 2019	% Change Adj. 2020 v. 2019
	2020	2019

Year Ended December 31
Xylem Inc.	4,876	5,249	(373)	-7%	2	7	(364)	-7%	-7%
Water Infrastructure	2,079	2,177	(98)	-5%	—	9	(89)	-4%	-4%
Applied Water	1,434	1,541	(107)	-7%	—	(1)	(108)	-7%	-7%
Measurement & Control Solutions	1,363	1,531	(168)	-11%	2	(1)	(167)	-11%	-11%

Quarter Ended December 31
Xylem Inc.	1,373	1,371	2	0%	2	(28)	(24)	-2%	-2%
Water Infrastructure	616	603	13	2%	—	(15)	(2)	0%	0%
Applied Water	395	392	3	1%	—	(7)	(4)	-1%	-1%
Measurement & Control Solutions	362	376	(14)	-4%	2	(6)	(18)	-5%	-5%

Quarter Ended September 30
Xylem Inc.	1,220	1,296	(76)	-6%	—	(9)	(85)	-7%	-7%
Water Infrastructure	524	531	(7)	-1%	—	(4)	(11)	-2%	-2%
Applied Water	364	376	(12)	-3%	—	(3)	(15)	-4%	-4%
Measurement & Control Solutions	332	389	(57)	-15%	—	(2)	(59)	-15%	-15%

Quarter Ended June 30
Xylem Inc.	1,160	1,345	(185)	-14%	—	25	(160)	-12%	-12%
Water Infrastructure	501	561	(60)	-11%	—	16	(44)	-8%	-8%
Applied Water	337	394	(57)	-14%	—	6	(51)	-13%	-13%
Measurement & Control Solutions	322	390	(68)	-17%	—	3	(65)	-17%	-17%

Quarter Ended March 31
Xylem Inc.	1,123	1,237	(114)	-9%	—	19	(95)	-8%	-8%
Water Infrastructure	438	482	(44)	-9%	—	12	(32)	-7%	-7%
Applied Water	338	379	(41)	-11%	—	3	(38)	-10%	-10%
Measurement & Control Solutions	347	376	(29)	-8%	—	4	(25)	-7%	-7%

Xylem Inc. Non-GAAP Reconciliation
Adjusted Operating Income
($ Millions)

	Q1		Q2		Q3		Q4		YTD
	2020	2019	2020	2019	2020	2019	2020	2019	2020	2019
Total Revenue
• Total Xylem	1,123	1,237	1,160	1,345	1,220	1,296	1,373	1,371	4,876	5,249
• Water Infrastructure	438	482	501	561	524	531	616	603	2,079	2,177
• Applied Water	338	379	337	394	364	376	395	392	1,434	1,541
• Measurement & Control Solutions	347	376	322	390	332	389	362	376	1,363	1,531
Operating Income
• Total Xylem	61	109	54	171	73	11	179	195	367	486
• Water Infrastructure	39	51	73	98	89	97	117	119	318	365
• Applied Water	47	56	41	62	56	61	61	62	205	241
• Measurement & Control Solutions	(12)	16	(46)	26	(62)	(136)	14	27	(106)	(67)
• Total Segments	74	123	68	186	83	22	192	208	417	539
Operating Margin
• Total Xylem	5.4%	8.8%	4.7%	12.7%	6.0%	0.8%	13.0%	14.2%	7.5%	9.3%
• Water Infrastructure	8.9%	10.6%	14.6%	17.5%	17.0%	18.3%	19.0%	19.7%	15.3%	16.8%
• Applied Water	13.9%	14.8%	12.2%	15.7%	15.4%	16.2%	15.4%	15.8%	14.3%	15.6%
• Measurement & Control Solutions	(3.5)%	4.3%	(14.3)%	6.7%	(18.7)%	(35.0)%	3.9%	7.2%	(7.8)%	(4.4)%
• Total Segments	6.6%	9.9%	5.9%	13.8%	6.8%	1.7%	14.0%	15.2%	8.6%	10.3%
Special Charges
• Total Xylem	—	4	11	—	70	155	—	—	81	159
• Water Infrastructure	—	—	—	—	—	—	—	—	—	—
• Applied Water	—	—	—	—	—	—	—	—	—	—
• Measurement & Control Solutions	—	4	10	—	69	155	—	—	79	159
• Total Segments	—	4	10	—	69	155	—	—	79	159
Restructuring & Realignment Costs
• Total Xylem	9	20	43	21	15	30	10	11	77	82
• Water Infrastructure	5	9	8	9	8	7	7	6	28	31
• Applied Water	2	3	4	4	2	3	1	3	9	13
• Measurement & Control Solutions	2	8	31	8	5	20	2	2	40	38
• Total Segments	9	20	43	21	15	30	10	11	77	82
Adjusted Operating Income
• Total Xylem	70	133	108	192	158	196	189	206	525	727
• Water Infrastructure	44	60	81	107	97	104	124	125	346	396
• Applied Water	49	59	45	66	58	64	62	65	214	254
• Measurement & Control Solutions	(10)	28	(5)	34	12	39	16	29	13	130
• Total Segments	83	147	121	207	167	207	202	219	573	780
Adjusted Operating Margin
• Total Xylem	6.2%	10.8%	9.3%	14.3%	13.0%	15.1%	13.8%	15.0%	10.8%	13.9%
• Water Infrastructure	10.0%	12.4%	16.2%	19.1%	18.5%	19.6%	20.1%	20.7%	16.6%	18.2%
• Applied Water	14.5%	15.6%	13.4%	16.8%	15.9%	17.0%	15.7%	16.6%	14.9%	16.5%
• Measurement & Control Solutions	(2.9)%	7.4%	(1.6)%	8.7%	3.6%	10.0%	4.4%	7.7%	1.0%	8.5%
• Total Segments	7.4%	11.9%	10.4%	15.4%	13.7%	16.0%	14.7%	16.0%	11.8%	14.9%

Xylem Inc. Non-GAAP Reconciliation
Adjusted Diluted EPS
($ Millions, except per share amounts)

	Q4 2020				Q4 2019
	As Reported	Adjustments		Adjusted	As Reported	Adjustments		Adjusted
Total Revenue	1,373	—		1,373	1,371	—		1,371
Operating Income	179	10	a	189	195	11	a	206
Operating Margin	13.0%			13.8%	14.2%			15.0%
Interest Expense	(21)	—		(21)	(15)	—		(15)
Other Non-Operating Income (Expense)	—	1	b	1	(2)	8	b	6
Gain/(Loss) from sale of businesses	—	—		—	—	—		—
Income before Taxes	158	11		169	178	19		197
Provision for Income Taxes	(10)	(14)	c	(24)	(60)	24	c	(36)
Net Income attributable to Xylem	148	(3)		145	118	43		161
Diluted Shares	181.5			181.5	181.2			181.2
Diluted EPS	$0.82	$(0.01)		$0.81	$0.65	$0.24		$0.89

Year-over-year currency translation impact on current year diluted EPS	$0.04	$—	$0.04
Diluted EPS at Constant Currency	$0.78	$(0.01)	$0.77

	Q4 YTD 2020				Q4 YTD 2019
	As Reported	Adjustments		Adjusted	As Reported	Adjustments		Adjusted
Total Revenue	4,876	—		4,876	5,249	—		5,249
Operating Income	367	158	a	525	486	241	a	727
Operating Margin	7.5%			10.8%	9.3%			13.9%
Interest Expense	(77)	—		(77)	(67)	—		(67)
Other Non-Operating Income (Expense)	(5)	5	b	—	(4)	19	b	15
Gain/(Loss) from sale of businesses	—	—		—	1	(1)		—
Income before Taxes	285	163		448	416	259		675
Provision for Income Taxes	(31)	(43)	c	(74)	(15)	(113)	c	(128)
Net Income attributable to Xylem	254	120		374	401	146		547
Diluted Shares	181.1			181.1	181.2			181.2
Diluted EPS	$1.40	$0.66		$2.06	$2.21	$0.81		$3.02

Year-over-year currency translation impact on current year diluted EPS	$0.02	$0.01	$0.03
Diluted EPS at Constant Currency	$1.38	$0.65	$2.03

a	Quarter-to-date: Restructuring & realignment costs of $10 million in 2020 and $11 million in 2019.
Year-to-date: Restructuring & realignment costs of $77 million and $82 million in 2020 and 2019, respectively; special charges of $81 million ($79 million of intangible asset and goodwill impairment charges and $2 million of other charges) and $159 million of special charges in 2019 ($158 million of goodwill and asset impairment charges and $1 million of acquisition related costs).
b	Special non-operating charges consist of pension costs related to the UK pension plan that has been transferred to an annuity in 2020 as part of the planned buyout activities ($1 million and $5 million in 2020, and $6 million and $17 million in 2019, quarter-to-date and year-to-date, respectively). Also, $2 million of other non-operating charges in 2019, both quarter-to-date and year-to-date.
c	Quarter-to-date: Net tax impact on restructuring & realignment costs of $2 million in both 2020 and 2019, respectively; $1 million of tax on special charges in 2020 and $4 million in 2019; and $11 million and $30 million of positive impact from tax related special Expense adjustments in 2020 and 2019, respectively.
Year-to-date: Net tax impact on restructuring & realignment costs of $17 million and $19 million in 2020 and 2019, respectively; $10 million and $6 million of tax impact on special charges in 2020 and 2019; and $16 million and $88 million of negative impact from tax related special benefit adjustments in 2020 and 2019, respectively.

Xylem Inc. Non-GAAP Reconciliation
Net Cash - Operating Activities vs. Free Cash Flow
($ Millions)

	Q1		Q2		Q3		Q4		Year Ended
	2020	2019	2020	2019	2020	2019	2020	2019	2020	2019
Net Cash - Operating Activities	$(2)	$83	$181	$123	$275	$245	$370	$388	$824	$839
Capital Expenditures - PP&E	(32)	(53)	(24)	(40)	(24)	(28)	(29)	(29)	(109)	(150)
Capital Expenditures - Software	(19)	(16)	(20)	(20)	(17)	(18)	(18)	(22)	(74)	(76)
Capital Expenditures	(51)	(69)	(44)	(60)	(41)	(46)	(47)	(51)	(183)	(226)
Free Cash Flow	$(53)	$14	$137	$63	$234	$199	$323	$337	$641	$613
Net Income	38	79	31	139	37	65	148	118	254	401
Gain/(Loss) from sale of businesses	—	1	—	—	—	—	—	—	—	1
Restructuring & Realignment Charges - non-cash impairment	—	—	(17)	—	(3)	—	(1)	—	(21)	—
Special Charges - non-cash impairment	—	(3)	(10)	—	(69)	(155)	—	—	(79)	(158)
Significant deferred tax benefit/(charge)	—	—	—	—	—	97	—	(33)	—	64
Net Income, excluding gain on sale of businesses, non-cash impairment charges and significant deferred tax items	$38	$81	$58	$139	$109	$123	$149	$151	$354	$494
Operating Cash Flow Conversion	(5)%	105%	584%	88%	743%	377%	250%	329%	324%	209%
Free Cash Flow Conversion	(139)%	17%	236%	45%	215%	162%	217%	223%	181%	124%

Xylem Inc. Non-GAAP Reconciliation
EBITDA and Adjusted EBITDA by Quarter
($ Millions)

2020
	Q1	Q2	Q3	Q4	Total
Net Income	38	31	37	148	254
Income Tax Expense	4	4	13	10	31
Interest Expense (Income), net	14	16	20	20	70
Depreciation	29	29	30	29	117
Amortization	35	33	33	33	134
EBITDA	120	113	133	240	606
Share-based Compensation	8	8	3	7	26
Restructuring & Realignment	9	43	15	10	77
Special Charges	1	13	71	1	86
Adjusted EBITDA	138	177	222	258	795
Revenue	1,123	1,160	1,220	1,373	4,876
Adjusted EBITDA Margin	12.3%	15.3%	18.2%	18.8%	16.3%

2019
	Q1	Q2	Q3	Q4	Total
Net Income	79	139	65	118	401
Income Tax Expense (Benefit)	15	17	(77)	60	15
Interest Expense (Income), net	17	18	14	13	62
Depreciation	29	29	30	29	117
Amortization	35	34	35	36	140
EBITDA	175	237	67	256	735
Share-based Compensation	9	7	7	6	29
Restructuring & Realignment	20	21	30	11	82
Loss/(Gain) from sale of business	(1)	—	—	—	(1)
Special Charges	4	—	166	8	178
Adjusted EBITDA	207	265	270	281	1,023
Revenue	1,237	1,345	1,296	1,371	5,249
Adjusted EBITDA Margin	16.7%	19.7%	20.8%	20.5%	19.5%

Xylem Inc. Non-GAAP Reconciliation
EBITDA and Adjusted EBITDA by Quarter
Water Infrastructure
($ Millions)

2020
	Q1	Q2	Q3	Q4	Total
Pre-Tax Income	37	71	85	116	309
Interest Expense (Income), net	—	(1)	—	—	(1)
Depreciation	11	11	11	11	44
Amortization	4	5	2	2	13
EBITDA	52	86	98	129	365
Share-based Compensation	—	1	—	1	2
Restructuring & Realignment	5	8	8	7	28
Adjusted EBITDA	57	95	106	137	395
Revenue	438	501	524	616	2,079
Adjusted EBITDA Margin	13.0%	19.0%	20.2%	22.2%	19.0%

2019
	Q1	Q2	Q3	Q4	Total
Pre-Tax Income	50	96	97	117	360
Interest Expense (Income), net	(1)	1	(1)	—	(1)
Depreciation	11	12	11	10	44
Amortization	4	4	4	5	17
EBITDA	64	113	111	132	420
Share-based Compensation	1	—	—	1	2
Restructuring & Realignment	9	9	7	5	30
Adjusted EBITDA	74	122	118	138	452
Revenue	482	561	531	603	2,177
Adjusted EBITDA Margin	15.4%	21.7%	22.2%	22.9%	20.8%

Xylem Inc. Non-GAAP Reconciliation
EBITDA and Adjusted EBITDA by Quarter
Applied Water
($ Millions)

2020
	Q1	Q2	Q3	Q4	Total
Pre-Tax Income	47	42	55	60	204
Interest Expense (Income), net	—	—	—	—	—
Depreciation	5	5	6	5	21
Amortization	1	—	1	1	3
EBITDA	53	47	62	66	228
Share-based Compensation	1	1	—	1	3
Restructuring & Realignment	2	4	2	1	9
Adjusted EBITDA	56	52	64	68	240
Revenue	338	337	364	395	1,434
Adjusted EBITDA Margin	16.6%	15.4%	17.6%	17.2%	16.7%

2019
	Q1	Q2	Q3	Q4	Total
Pre-Tax Income	57	62	62	63	244
Interest Expense (Income), net	—	—	—	(1)	(1)
Depreciation	5	5	5	6	21
Amortization	1	1	—	1	3
EBITDA	63	68	67	69	267
Share-based Compensation	1	—	1	1	3
Restructuring & Realignment	3	4	3	4	14
Adjusted EBITDA	67	72	71	74	284
Revenue	379	394	376	392	1,541
Adjusted EBITDA Margin	17.7%	18.3%	18.9%	18.9%	18.4%

Xylem Inc. Non-GAAP Reconciliation
EBITDA and Adjusted EBITDA by Quarter
Measurement & Control Solutions
($ Millions)

2020
	Q1	Q2	Q3	Q4	Total
Pre-Tax Income	(13)	(46)	(62)	14	(107)
Interest Expense (Income), net	—	—	—	—	—
Depreciation	9	8	9	9	35
Amortization	27	26	27	27	107
EBITDA	23	(12)	(26)	50	35
Share-based Compensation	2	1	1	1	5
Restructuring & Realignment	2	31	5	2	40
Special Charges	—	10	69	—	79
Adjusted EBITDA	27	30	49	53	159
Revenue	347	322	332	362	1,363
Adjusted EBITDA Margin	7.8%	9.3%	14.8%	14.6%	11.7%

2019
	Q1	Q2	Q3	Q4	Total
Pre-Tax Income	16	26	(137)	28	(67)
Interest Expense (Income), net	—	—	—	—	—
Depreciation	9	9	9	10	37
Amortization	27	26	27	27	107
EBITDA	52	61	(101)	65	77
Share-based Compensation	1	2	1	1	5
Restructuring & Realignment	8	8	20	2	38
Loss/(Gain) from sale of business	(1)	—	—	—	(1)
Special Charges	4	—	155	—	159
Adjusted EBITDA	64	71	75	68	278
Revenue	376	390	389	376	1,531
Adjusted EBITDA Margin	17.0%	18.2%	19.3%	18.1%	18.2%